UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 26, 2023, the Board of Directors (the “Board”) of HomeTrust Bancshares, Inc. (the “Company”), the holding company for HomeTrust Bank (the “Bank”), appointed Narasimhulu Neelagaru, M.D. (“Dr. Neel”) as a director of the Company. The Board committees to which Dr. Neel will be appointed have not yet been determined. Dr. Neel was also appointed as a director of the Bank.
As previously reported in the Current Report on Form 8-K filed by the Company on February 13, 2023, Dr. Neel’s appointment as a director of the Company and the Bank was contemplated by the Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”), by and between the Company and Quantum Capital Corp. (“Quantum”), pursuant to which, effective February 12, 2023, Quantum merged with and into the Company and Quantum National Bank, a wholly owned subsidiary of Quantum, merged with and into the Bank. The Merger Agreement provides for the appointment of Dr. Neel as a director of the Company for an initial term (the “Initial Term”) ending at the Company’s annual meeting of stockholders immediately following his attaining 75 years of age and further provides that after the end of the Initial Term, Dr. Neel may serve for up to two additional one-year terms as a director of the Company if the Quantum Principal Stockholders (as defined in the Merger Agreement) continue to own five percent or more of the then-outstanding shares of the Company’s common stock, subject to any legal or bank regulatory requirements. The Merger Agreement entitles Dr. Neel to simultaneously serve as a director of the Bank so long as a majority of the directors of the Company are directors of the Bank.
For the Initial Term, consistent with the Merger Agreement, Dr. Neel was appointed to the class of directors of the Company whose terms expire in calendar year 2025. Dr. Neel will receive the same general compensation arrangement as is provided to the other non-employee directors of the Company and the Bank. A description of this arrangement is contained under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 3, 2022 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 26, 2023, the Board approved an amendment to the Company’s bylaws, which became effective immediately. The amendment affects the mandatory director retirement provision contained in Article II, Section 12 of the Company's bylaws.
Article II, Section 12 generally prohibits a person who is 72 years of age or older from being elected, re-elected, appointed or re-appointed to the Board or from continuing to serve as a director of the Company beyond the annual meeting of stockholders of the Company immediately following the non-employee director’s attaining age 72. Article II, Section 12 was amended to permit Dr. Neel, who is currently age 73, to serve as a director of the Company in the manner contemplated by the Merger Agreement, as described in Item 5.02 of this Current Report on Form 8-K.
The foregoing description of the amendment is qualified in its entirety by reference to the text of the amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    The following exhibits are included with this Report or incorporated herein by reference:

Exhibit No.	Description
3.1	Amendment to Bylaws of HomeTrust Bancshares, Inc.
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: June 26, 2023	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
2